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                          IPALCO ENTERPRISES, INC.

              Exhibit 11.1 - Computation of Per Share Earnings

            For the Years Ended December 31, 1994, 1993 and 1992

YEAR ENDED DECEMBER 31, 1994:                                                          Fully
                                                                 Primary              Diluted
Weighted Average Number of Shares                               ----------           ----------
        Average Common Shares Outstanding at 12/31/94           37,740,585           37,740,585
        Anti-Dilutive Effect for Stock Options at 12/31/94          (8,683)              (8,683)
                                                                ----------           ----------
        Weighted Average Shares at 12/31/94                     37,731,902           37,731,902
                                                                ==========           ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                          (Dollars in thousands)

       Net Income                                                  $92,994              $92,994
                                                                ==========           ==========

Earnings Per Average Common Share                                    $2.46 (a)            $2.46 (a)
                                                                ==========           ==========

YEAR ENDED DECEMBER 31, 1993:                                                          Fully
                                                                 Primary              Diluted
Weighted Average Number of Shares                               ----------           ----------
        Average Common Shares Outstanding at 12/31/93           37,668,069           37,668,069
        Dilutive Effect for Stock Options at 12/31/93               98,684               98,684
                                                                ----------           ----------
        Weighted Average Shares at 12/31/93                     37,766,753           37,766,753
                                                                ==========           ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                          (Dollars in thousands)

       Net Income                                                  $75,422              $75,422
                                                                ==========           ==========

Earnings Per Average Common Share                                    $2.00 (a)            $2.00 (a)
                                                                ==========           ==========

YEAR ENDED DECEMBER 31, 1992:                                                          Fully
                                                                 Primary              Diluted
Weighted Average Number of Shares                               ----------           ----------
        Average Common Shares Outstanding at 12/31/92           37,596,920           37,596,920
        Dilutive Effect for Stock Options at 12/31/92               49,317               57,066
                                                                ----------           ----------
        Weighted Average Shares at 12/31/92                     37,646,237           37,653,986
                                                                ==========           ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                          (Dollars in thousands)

       Net Income                                                  $88,342              $88,342
                                                                ==========           ==========

Earnings Per Average Common Share                                    $2.35 (a)            $2.35 (a)
                                                                ==========           ==========


Note:
(a)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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